UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2015

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On January 23, 2015, the Board of Directors (the “Board”) of Adamis Pharmaceuticals Corporation (the “Company”), after a review of information from a third party compensation consultant, development of a peer group of companies and review of compensation including information relating to the peer group of companies, and upon the recommendation of the Compensation Committee of the Board, approved an increase in the annual base salaries of its officers, effective as of January 1, 2015, as follows: Dennis J. Carlo, Ph.D., President and Chief Executive Officer, from $525,000 to $550,000; David J. Marguglio, Senior Vice President of Corporate Development, from $263,000 to $300,000; Robert O. Hopkins, Chief Financial Officer, from $237,000 to $260,000; Karen K. Daniels, Vice President of Operations, from $237,000 to $260,000; and Thomas Moll, Ph.D., Vice President of Research, from $237,000 to $260,000. In addition, upon the recommendation of the Compensation Committee, the Board approved discretionary bonus payments to officers of the Company with respect to the transition period from April 1, 2014 through December 31, 2014, in an aggregate amount of $390,000.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth under Item 1.01 above with respect to increases in base salaries and payment of bonus compensation is incorporated herein by reference.

Item 8.01

Other Events

Annual Meeting Date; Date for Submission of Stockholder Proposals

As has been previously disclosed, the Company has determined to change its fiscal year from March 31 to December 31, and will file a Transition Report on Form 10-K for the fiscal period ending December 31, 2014.

The Board has determined that the 2015 annual meeting of stockholders of the Company (the “2015 Annual Meeting”) will be held on Thursday, May 14, 2015, at a time and location to be determined. The Company expects to make available its definitive proxy statement to all stockholders of record on a record date to be determined by the Board.

The date of the 2015 Annual Meeting represents a date more than 30 days in advance of the anniversary date of the Company’s 2014 annual meeting of stockholders (the “2014 Annual Meeting”), which was held on November 6, 2014, and accordingly, in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change.

Because the expected date of the 2015 Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2014 Annual Meeting, the Company has set a new deadline for the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2015 Annual Meeting. In order to be considered for inclusion, such proposals must be received in writing by the Company by the close of business on Friday, February 13, 2015.

Proposals must also comply with the applicable requirements of Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials and other applicable laws. The February 13, 2015, deadline will also apply in determining whether notice of a stockholder proposal is timely for purposes of exercising discretionary voting authority with respect to proxies under Rule 14a-4(c)(1) of the Exchange Act.

Additionally, in order for a stockholder to bring business before the 2015 Annual Meeting outside of Rule 14a-8 of the Exchange Act or to nominate a director, it must provide timely notice within the applicable time period set forth in the advance notice provisions of the Company’s Bylaws (the “Bylaws”). The Bylaws provide that where the date of the annual meeting has been changed by more than 30 days from the anniversary date of the preceding annual meeting, in order to be timely the Secretary of the Company must receive the stockholder’s written notice at the principal executive offices of the Company no earlier than 120 days and no later than the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Accordingly, to be timely a stockholder’s notice must be received by no later than February 13, 2015. In addition, the stockholder must otherwise comply with the requirements set forth in the Bylaws, including without limitation Article 3, Section 5 of the Bylaws. Stockholders are urged to read the complete text of such advance notice provisions. This report constitutes public announcement of the date of the 2015 Annual Meeting for purposes of Article 3, Section 5 of the Bylaws.

Any stockholder proposal for inclusion in the Company’s proxy materials, notice of proposed business to be brought before the 2015 Annual Meeting, or director nomination should be sent to the Company’s Secretary at the Company’s principal executive offices located at 11682 El Camino Real, Suite 300, San Diego, CA.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: January 27, 2015	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer